Press Contacts: Media Relations: Blanc & Otus Public Relations for ECOtality Ross Fenton rfenton@blancandotus.com (415) 856-5117
Investor Relations: Pilot Financial Communications Network for ECOtality Rick Gean info@pilotfcn.com (480) 247-2142

ECOtality Reports on Hydratus™ Development Performance Breakthroughs

SCOTTSDALE, Ariz. - March 27, 2007 - ECOtality, Inc. (OTC BB: ETLY), a technology innovator that addresses the global energy challenge by developing and commercializing eco-friendly technologies and National Aeronautics and Space Administration’s (NASA) Jet Propulsion Laboratory (JPL) Task Force today reported improved performance breakthroughs in the development of ECOtality’s Hydratus™ technology. Hydratus is a portable apparatus that produces hydrogen on-demand, and operates in conjunction with existing hydrogen fuel cell technology. The joint technical teams refer to this modified system as Phase II.

JPL reports that hydrogen storage capacity in a laboratory unit, based on fuel alone, has increased from 4.7 percent to between 8 percent and 9 percent; the storage capacity is dependent on the mode of operation. This is expected to exceed the Department of Energy’s (DOE) 2010 goal of 6 percent hydrogen storage by weight for an entire system including tanks and plumbing.

Critical results from the advancement of Hydratus to Phase II are expected to include:

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Hydrogen storage, and output, increase of 70 to 90 percent

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Meet or exceed DOE 2010 goals for hydrogen storage and weight

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Reduced temperature results in ability to use reduced cost materials

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Reduced system complexity results in reduced cost and size

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Regeneration efficiency increased by approximately 400 percent

As a result of these performance breakthroughs, ECOtality also intends to develop a 7kW prototype to power various commercial applications. This is in addition of a 65kW Hydratus system, suitable for a bus application that the company previously announced.

“Ecotality believes JPL’s breakthroughs support the commercial viability of the Hydratus and we are moving forward more aggressively with this new technology,” said Jonathan Read CEO, ECOtality. “The ECOtality technology team has agreed to focus their effort on the Phase II system, and the company anticipates this technology will be implemented in a proof of concept vehicle in the second half of 2007.”

Hydratus addresses the commercialization issues facing hydrogen fuel cell technologies by producing hydrogen on-demand — using magnesium and water — in a system that emits no exhaust other than pure water.

“The new performance breakthroughs are a key step forward in the development of hydrogen as a commercial renewable energy.” said Dr. Andrew Kindler of JPL. JPL is a division of the California Institute of Technology in Pasadena.

The official letter from JPL outlining these positive breakthroughs is available as a part of ECOtality’s 8k filing today.

About ECOtality, Inc.

ECOtality, Inc. (OTC BB: ETLY), headquartered in Scottsdale, Ariz., is a technology innovator that leverages global R&D resources to develop and commercialize renewable energy technologies, specifically aimed at addressing today's global energy challenges. Through strategic partnerships, ECOtality applies scientific knowledge and creates proprietary green energy technologies.

ECOtality is focused on bringing innovative eco-friendly concepts to practical commercialization through the acquisition, partnership and development of early stage renewable energy technologies. With strategic partnerships and an aggressive developmental model, the company strives to accelerate the market applicability of clean technologies to become accepted alternatives to carbon-based fuel technologies. For more information about ECOtality, Inc. please visit www.ecotality.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set in the company's SEC filings. These risks and uncertainties could cause the company's actual results to differ materially from those indicated in the forward-looking statements.